Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 19, 2026

FrontView REIT, Inc.

3131 McKinney Avenue, Suite L10

Dallas, Texas 75204

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to FrontView REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the offering and sale of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, having an aggregate gross sales price of up to $125,000,000, in at-the-market offerings, covered by the above-referenced Registration Statement, and all amendments related thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, as supplemented by the Prospectus Supplement, dated August 19, 2026 (together, the “Prospectus”), in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) and a duly authorized committee thereof, relating to, among other matters, the registration, sale and issuance of the Shares and the shares of Common Stock (the “Confirmation Shares”) that may be issued and delivered by the Company pursuant to any Forward Contract (as defined below), certified as of the date hereof by an officer of the Company;

FrontView REIT, Inc.

August 19, 2026

6. The Amended and Restated Distribution Agreement, dated as of August 19, 2026 (the “Distribution Agreement”), by and among the Company, FrontView Operating Partnership LP, a Delaware limited partnership (the “OP”), and each of J.P. Morgan Securities LLC, BofA Securities, Inc., B. Riley Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Compass Point Research & Trading, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent or principal, JPMorgan Chase Bank, National Association, Bank of America, N.A., B. Riley Securities, Inc., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association, each in its capacity as forward purchaser (the “Forward Purchasers”), and J.P. Morgan Securities LLC, BofA Securities, Inc., B. Riley Securities, Inc., Cantor Fitzgerald & Co., Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), Raymond James & Associates, Inc., RBC Capital Markets, LLC, StoneX Financial Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as forward seller;

7. Fourteen separate Master Forward Confirmations (collectively, the “Master Confirmations”), each dated as of (i) February 27, 2026, by and among the Company, the OP and each of JPMorgan Chase Bank, National Association, Bank of America, N.A., B. Riley Securities, Inc., Huntington Securities, Inc., Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association and (ii) August 19, 2026, by and among the Company, the OP and each of CF Secured, LLC and Raymond James & Associates, Inc.;

8. The form of supplemental confirmations for non-contingent forward transactions (the “Form of Supplemental Confirmation”) attached to each Master Confirmation that may be entered into by and between the Company and the applicable Forward Purchaser in relation to any Non-Contingent Forward (as defined in the Distribution Agreement);

9. The form of master forward confirmation and related supplemental confirmation for contingent forward transactions (the “Form of Continent Forward Confirmation”) attached to the Distribution Agreement that may be entered into by and among the Company, the OP and the applicable Forward Purchaser in relation to any Contingent Forward (as defined in the Distribution Agreement);

10. A certificate executed by an officer of the Company, dated as of the date hereof; and

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August 19, 2026

11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. None of the Shares or the Confirmation Shares have been or will be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article VII of the Charter.

6. Upon the issuance of any Shares or Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Prior to the issuance of any Confirmation Shares in a Non-Contingent Forward, the Company will enter into a supplemental confirmation with a Forward Purchaser in relation to any Non-Contingent Forward (each, a “Supplemental Confirmation”). Each Supplemental Confirmation will not differ in any manner material to this opinion from the Form

FrontView REIT, Inc.

August 19, 2026

of Supplemental Confirmation, in accordance with the applicable Master Confirmation (such Supplemental Confirmation and Master Confirmation, a “Non-Contingent Forward Contract”).

8. Prior to the issuance of any Confirmation Shares in a Contingent Forward, the Company will enter into a master forward confirmation and related supplemental confirmation with a Forward Purchaser in relation to any Contingent Forward (each, a “Contingent Forward Confirmation”). Each Contingent Forward Confirmation will not differ in any manner material to this opinion from the Form of Contingent Forward Confirmation, in accordance with the Distribution Agreement (any such Contingent Forward Confirmation or any Non-Contingent Forward Contract, a “Forward Contract”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance and sale of any Shares by the Company pursuant to the Distribution Agreement and the issuance and delivery of any Confirmation Shares by the Company pursuant to any Forward Contract have been duly authorized and, when and if issued and delivered by the Company pursuant to the terms of the Distribution Agreement, any applicable Forward Contract, the Registration Statement, the Resolutions and any other resolutions adopted by the Board or any duly-authorized committee thereof relating thereto, the Shares and the Confirmation Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering and sale of the

FrontView REIT, Inc.

August 19, 2026

Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/Venable LLP